UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                  SCHEDULE 14C


                              Information Statement

        Pursuant to Section 14(c) of the Securities Exchange Act of 1934
                                (Amendment No. )

Check the appropriate box:

/_x_/  Preliminary Information Statement
/__/ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
/__/   Definitive Information Statement


                          HAND BRAND DISTRIBUTION, INC.
                          -----------------------------
                (Name of Registrant As Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

/_X_/  No fee required
/__/   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

                          HAND BRAND DISTRIBUTION, INC.
                             3930 Youngfield Street
                              Wheat Ridge, CO 80033
                             Telephone: 303-463-6371
                             Facsimile: 303-463-6377



                              INFORMATION STATEMENT

 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

     This Information Statement is being furnished to the shareholders of Hand Brand Distribution, Inc., a Florida corporation ("Company"), in connection with the approval of an amendment to the Company's Articles of Incorporation to change the Company's name to GeneThera, Inc. and to increase the number of the Company's authorized Common Stock to 100,000,000 and to authorize the issuance of up to 10,000,000 shares of Preferred Stock with the voting powers, designations, preferences and relative, participating, optional and other rights, qualifications and restrictions of which may be determined by the Board of Directors as more specifically set forth in the text of the Amendment set forth herein (the "Amendment") by the written consent of the holders of a majority of the issued and outstanding shares of the Company's Common Stock.

     Only shareholders of record at the close of business on December 24, 2002 (the "Record Date") are entitled to notice of the action to be taken by written consent. At the close of business on the Record Date, the Company had 3,125,000 shares of its Common Stock issued and outstanding.

     The written Consent of the holders of a majority of the issued and outstanding shares is required to approve the Amendment. All holders of record as of the Record Date may submit written consents to the Company with respect to the Amendment, however, no such consents are being solicited. No appraisal or other similar rights are available to dissenters of the Amendment. The holders of a majority of the outstanding shares of Common Stock of the Company have advised that they intend to consent to the Amendment. Therefore, the Company believes that the Amendment will be approved.

     It is anticipated that the Amendment will be filed as soon as practicable following consent by the shareholders which is expected to take place on the 20th day following mailing of this Information Statement on or about December 31, 2002.

     The Company will bear all of the costs of the preparation and dissemination of this Information Statement. No consideration has been or will be paid to any officer, director, or employee of the Company in connection with the proposed Amendment or the preparation and dissemination of this Information Statement or otherwise in connection with the proposed Amendments.

         Correspondence with respect to the proposed Amendment should be addressed to the President of the Company at the Company's principal executive offices at 3930 Youngfield Street, Wheat Ridge, CO 80033.

                            PURPOSE OF THE AMENDMENT

Change of Name to GeneThera, Inc.

     On February 25, 2002 the Company acquired 91% of the outstanding common stock of GeneThera, Inc., a Colorado corporation, which is in the development stage and is developing proprietary diagnostic assays for the agricultural and veterinary markets. The Company also agreed to dispose of its Family Health News publication and health and nutritional product distribution business. The Board of Directors believes that changing the Company's name from Hand Brand Distribution, Inc. to GeneThera, Inc. will align the Company's name with its ongoing primary business operations and be a meaningful and appropriate name for the Company.

Increase in Authorized Shares of Common Stock

     The authorized capital of the Company currently consists of 3,125,000 of Common Stock, $.001 par value per share. If the Amendment is approved, the authorized Common Stock will be 100,000,000 shares. There are currently 3,125,000 shares of Common Stock issued and outstanding.

     If the shareholders approve this increase in the number of shares of Common Stock we are authorized to issue, we would be able to issue stock for any valid corporate purpose that the board may deem advisable, including stock splits and stock dividends, financings, funding employee benefit plans and acquisitions. The availability of additional shares of Common Stock for issuance will provide us with greater flexibility in taking any of these actions without the delay or expense of obtaining shareholder approval for the particular transaction, except to the extent required by state law or other regulatory requirements. No specific issuances of our common stock are presently contemplated other than the issuance of 12,626,598 shares of common stock which are due to the former shareholders of GeneThera, Inc. in connection with our acquisition of GeneThera, Inc. on February 25, 2002.

     Although our Board of Directors will authorize the issuance of additional Common Stock based on its judgment as to our best interests and that of our shareholders, future issuance of Common Stock could have a dilutive effect on existing shareholders. Common shareholders are not now, and will not be entitled to preemptive rights to purchase shares of any authorized capital stock if additional shares are issued later. In addition, the issuance of additional shares of Common Stock could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock.

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


Authorization of 10,000,000 Shares of Preferred Stock

     The Board of Directors has recommended that the Articles of Incorporation be amended to authorize 10,000,000 shares of Preferred Stock, $.001 par value, with voting powers, designations, preferences, and relative, participating, optional and other special rights, qualifications and restrictions thereof, which may be determined by the Board of Directors at the time of issuance. Any such issuances could be authorized by the Board of Directors without further action by the shareholders. However, no specific issuances are presently contemplated.

     The authorization of 10,000,000 shares of Preferred Stock is intended to provide additional flexibility to the Company for possible capital reorganization, acquisitions, financing, exchange of securities, public offerings and other corporate purposes. By authorizing such shares at this time, the Board of Directors would be a position to issue shares of Preferred Stock without the delay of calling a shareholders meeting or seeking written consents in lieu thereof if one or more suitable opportunities present themselves to the Company.

     The issuance of Preferred Shares with voting rights could have an adverse effect on the voting power of the holders of Common Stock by increasing the number of outstanding shares having voting rights. In addition, if the Board of Directors authorizes the issuance of Preferred Stock with conversion rights, the number of common shares outstanding could potentially increased up to the authorized amount. The issuance of Preferred Stock could decrease the amount of earnings and assets available for distribution to holders of Common Stock and the issuance could also have the effect of delaying, deterring or preventing a change of control of the Company through the acquisition of shares of Common Stock, including a change of control that could result in a premium being offered over the market price for the Common Stock.

                 PROPOSED AMENDMENT TO ARTICLES OF INCORPORATION

     In order to complete the Amendment, the Company's Board of Directors has unanimously adopted resolutions approving and recommending that shareholders authorize an Amendment to Article I and III of the Company's Articles of Incorporation to read as follows:

                                    ARTICLE I

                                      Name
                                      ----

     The name of this corporation is GeneThera, Inc.

                                   ARTICLE III

                                  Capital Stock
                                  -------------

     The total amount of capital stock which this Corporation shall have the authority to issue shall be 100,000,000 shares of Common Stock of the par value of $.001 per share, and 10,000,000 shares of Preferred Stock of the par value of $.001 per share.

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


     The Preferred Stock may be issued from time to time in series. All Preferred Stock shall be of equal rank and identical, except in respect to the particulars that may be fixed by the Board of Directors. The Board of Directors is authorized to fix, in the manner and to the full extent provided and permitted by law, all provisions of the shares of each series of Preferred Stock including those matters set forth below.

     (1) The distinctive designation of all series and the number of shares that shall constitute those series;

     (2) The annual rate of dividends payable on the shares of all series and the time, conditions and manner of payment.

     (3) The redemption price or prices, if any, for the shares of each, any and all series.

     (4) The amount payable upon shares of each series in the event of voluntary or involuntary liquidation and the relative priority of each series in the event of liquidation.

     (5) The rights, if any, of the holders of shares of each series to convert those shares into Common Stock and the terms and conditions of that conversion.

     (6)  The voting rights, if any, of the holders of shares of each series.

           STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding ownership of the Common Stock as of the Record Date by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director and executive officer of the Company, and (iii) all executive officers and directors of the Company as a group.

                                            Shares Beneficially Owned
                                            -------------------------
Name and Address                    Number of Shares         Percentage of Class
----------------                    ----------------         -------------------

Antonio Milici                         1,439,198                    46.1%
3930 Youngfield Street
Wheat Ridge, CO 80033

All Directors and Officers
as a Group (2 persons)                 1,467,461                    47.0%


                                             By Order of the Board of Directors

                                             /s/ Antonio Milici
                                             -----------------------------------
                                                 Antonio Milici, President



Dated:  December 24, 2002




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